Exhibit 32.1

Certification of Chief Executive Officer of Sunoco, Inc.

Pursuant to 18 U.S.C. Section 1350

In connection with this Quarterly Report on Form 10-Q of Sunoco, Inc. for the quarter ended September 30, 2011, I, Lynn L. Elsenhans, Chairman, Chief Executive Officer and President of Sunoco, Inc., certify pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: November 3, 2011	/s/ Lynn L. Elsenhans
Lynn L. Elsenhans
Chairman, Chief Executive Officer and President